Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Sono Group N.V. of our report dated March 19, 2021 relating to the financial statements of Sono Group N.V., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

October 22, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Alexander Fiedler	/s/ Sylvia Eichler
Alexander Fiedler	Sylvia Eichler
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)